Exhibit 99.2
Q2’23 Earnings Results

2 Safehold | The Ground Lease Company | August 2023 Forward-Looking Statements and Other Matters This presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “illustrative”, “representative”, “expect”, “plan”, “will”, “estimate”, “project”, “intend”, “believe”, and other similar expressions that do not relate to historical matters, and include estimates of UCA and Illustrative Caret Adjusted Yield. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (1) any delay in or our inability to realize the expected benefits of the recently consummated merger of Safehold Inc. and iStar Inc. (“STAR”) and/or our recently consummated spin-off of Star Holdings (collectively, the “transactions”); (2) changes in tax laws, regulations, rates, policies or interpretations; (3) the risk of unexpected significant transaction costs and/or unknown liabilities related to the transactions; (4) potential litigation relating to the transactions; (5) the impact of actions taken by significant stockholders; (6) general economic and business conditions; (7) market demand for ground lease capital; (8) the Company’s ability to source new ground lease investments; (9) the availability of funds to complete new ground lease investments; (10) risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; (11) risks associated with certain tenant and industry concentrations in our portfolio; (12) conflicts of interest and other risks associated with our relationship with Star Holdings and other significant investors; (13) risks associated with using debt to fund the Company’s business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); (14) risks that we will be unable to realize incremental value from the UCA in our Owned Residual Portfolio; (15) the value that will be attributed to Caret units in the future; (16) risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; (17) general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); (18) dependence on the creditworthiness of our tenants and their financial condition and operating performance; (19) the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; and (20) competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT, as amended. Please refer to the section entitled “Risk Factors” included as Exhibit 99.3 to our 8-K filed on April 4, 2023 and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains modeling and information relating to potential inflation, which are presented for illustrative purposes only, and are not guarantees or otherwise necessarily indicative of future performance. In addition, this presentation contains certain figures, projections and calculations based in part on management’s underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs. Important Note re COVID-19: Readers of this presentation are cautioned that, due to the possibility that the COVID-19 pandemic and its after-effects will have a delayed adverse impact on our financial results, along with the related uncertainty, our results for the period may not be indicative of future results. Similarly, our Rent Coverage and Unrealized Capital Appreciation as of June 30, 2023 may decline with respect to certain properties in future periods due to the continuing impact of the pandemic and its after-effects and the fact that certain metrics that we report and monitor may not reflect the full effects of the pandemic and its after-effects as of their dates of determination. Readers are urged to read our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 when it is filed with the SEC for a more fulsome discussion of our quarterly results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included therein. Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics. Everything as of 6/30/23 unless otherwise noted. Merger Transaction / Basis of Presentation: On August 10, 2022, Safehold Inc. ("Old Safe") entered into an Agreement and Plan of Merger (the "Merger Agreement") with iStar Inc. ("iStar"), and on March 31, 2023, in accordance with the terms of the Merger Agreement, Old Safe merged with and into iStar, at which time Old Safe ceased to exist, and iStar continued as the surviving corporation and changed its name to "Safehold Inc." (the "Merger"). For accounting purposes, the Merger is treated as a "reverse acquisition" in which iStar is considered the legal acquirer and Old Safe is considered the accounting acquirer. As a result, the historical financial statements of Old Safe became the historical financial statements of Safehold Inc. Unless context otherwise requires, references to "iStar" refer to iStar prior to the Merger, and references to "we," "our" and "the Company" refer to the business and operations of Old Safe and its consolidated subsidiaries prior to the Merger and to Safehold Inc. (formerly known as iStar Inc.) and its consolidated subsidiaries following the consummation of the Merger. Inflation Adjusted Yield / CPI Adjustments: Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 83% of our portfolio as determined by cash rent has some form of a CPI lookback and 95% of our portfolio as determined by cash rent has some form of inflation capture. For Inflation Adjusted Yield calculation assumes current FRED 30-yr Breakeven Inflation Rate of 2.23% annually. (Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, July 31, 2023) Rent Coverage / Property NOI: The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third property appraisals and available market information, such as leasing activity at comparable properties in the relevant market. Investor Relations Contact Pearse Hoffmann 212.930.9400 investors@safeholdinc.com

3 Safehold | The Ground Lease Company | August 2023 Q2’23 Highlights Solid Portfolio Metrics1 42% / 3.7x GLTV / Rent Coverage3 $6.3 Billion Total Portfolio Aggregate GBV2 $10.1 Billion Total Portfolio Estimated UCA Available Capital Sources $500 Million Joint Venture with Leading Sovereign Wealth Fund4 $816 Million Cash & Credit Facility Availability5 Note: Refer to Appendix for Unrealized Capital Appreciation Details, Portfolio Reconciliation and Glossary for more details. (1) Represents Core Ground Lease Portfolio. (2) Includes $272m of Safehold’s forward commitments (including amounts to be paid to a fund partially owned by us) that have not yet been funded as of 6/30/23. There can be no assurance that Safehold will fully fund these transactions. (3) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market. (4) Safehold target commitment of $275m and partner target commitment of $225m. Each party's commitment is discretionary. (5) Based on cash & cash equivalents and unused capacity of the unsecured revolving credit facilities as of 6/30/23. (6) In conjunction with the merger, MSD committed to buy 1.0% of the total outstanding Caret Units with no redemption rights in August 2022 and certain other investors committed to buy an aggregate of 22,500 Caret Units on the same terms and conditions in November 2022. Purchase closed on 3/31/23 in connection with the merger. $2.0 Billion Caret Valuation Based on Most Recent Investment Round6

4 Safehold | The Ground Lease Company | August 2023 $0.3b $1.1b $2.9b $3.6b $5.9b $6.3b $0.4b $2.2b $5.2b $6.0b $9.9b $10.1b IPO (6/22/2017) Q2'19 Q2'20 Q2'21 Q2'22 Q2'23 Aggregate GBV (Ground Leases) Estimated Unrealized Capital Appreciation Portfolio Growth1 Note: Please see the “Important Note re COVID-19” in the front of this presentation for a statement about metrics this quarter. Please see “Unrealized Capital Appreciation Details” in the Appendix for more information. (1) Represents Core Ground Lease Portfolio unless otherwise noted. (2) The portfolio is presented using Aggregate Gross Book Value. As of 6/30/23, the portfolio included $272m of Safehold’s forward commitments (including amounts to be paid to a fund partially owned by us) that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will fully fund these transactions. (3) Represents Aggregate Cost Basis gross of joint venture partner’s commitment and includes $17m funded by us during the pre-development stage in Q1’23. Investments in Q2'23 include $91m of new forward commitments (including amounts to be paid to a fund partially owned by us) that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance that Safehold will fully fund these transactions. (4) The Company uses estimates of the stabilized Property NOI if it does not receive current tenant information or if the properties are under construction/in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market. (5) Safehold™ originated ground leases typically include a periodic rent increase based on prior years’ cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. All of our investments this quarter as determined by cash rent have some form of a CPI lookback. Assumes current FRED 30-yr Breakeven Inflation Rate of 2.23% annually. (Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, July 31, 2023.) (6) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources and are based on the primary usage of the building. No assurance can be made to the accuracy of these figures. 19x Portfolio Growth since IPO2 23x Estimated UCA Growth since IPO $129m New Originations3 Three multifamily ground leases • $112m Safehold ($32m funded, $80m unfunded) • $17m JV Partner ($6m funded, $11m unfunded) 31% GLTV / 2.5x rent coverage4 7.2% w.a. Inflation Adjusted Yield5 • 7.1% with 0% Inflation $73m Fundings $61m funded: new + existing ground leases $12m funded: Leasehold Loan Fund 12 39 61 82 123 134 Asset Count Multifamily 15.5m Sq. Ft. (17.3k Units) Office 12.6m Sq. Ft. Hotel 3.8m Sq. Ft. (5.1k Keys) Life Science 1.3m Sq. Ft. Mixed Use & Other 0.7m Sq. Ft. Portfolio Total Square Feet: 33.8m6

Earnings Results

		Q2'23	Q2'22	Y/Y Change	YTD'23	YTD'22	Y/Y Change
Revenues		**$85.7m**	$64.9m	32%	**$164.0m**	$125.2m	31%
Net Income Attributable to Safehold Inc. common shareholders	GAAP	**$22.1m**	$22.7m	-2%	**$26.8m**	$47.6m	-44%
	Excluding Merger & Caret Related Costs and Non-Recurring Gains[1]	**$22.6m**	$23.1m	-2%	**$48.8m**	$48.0m	2%
Earnings Per Share	GAAP	**$0.35**	$0.36	-3%	**$0.42**	$0.78	-46%
	Excluding Merger & Caret Related Costs and Non-Recurring Gains[1]	**$0.35**	$0.37	-4%	**$0.77**	$0.78	-2%

Note: Please refer the "Earnings Reconciliation" section of the Appendix for more information with regard to the calculation of net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period.

(1) Merger and Caret related costs were $0.4m in Q2'23 and $22.0m YTD'23. YTD'23 includes $10.1m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.7m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items. Q2'22 and YTD'22 had $0.4m of such costs primarily related to legal, tax and accounting. There were no non-recurring gains during these periods. All numbers net of impact attributable to noncontrolling interests.

5

Safehold | The Ground Lease Company | August 2023

6 Safehold | The Ground Lease Company | August 2023 (Core Ground Lease Portfolio Gross Book Value: $6.1b on 92-Year W.A. Lease Term w/ Ext.)1 Portfolio Yields 3.5% Annualized Cash Yield ($202m Annualized In-Place Cash Rent) 5.2% Annualized Yield ($315m Annualized In-Place Net Rent) Note: Refer to the Glossary in the Appendix for yield calculations and additional details. Represents Core Ground Lease Portfolio. (1) Does not include $272m of Safehold’s forward commitments (including amounts to be paid to a fund partially owned by us). (2) Safehold ™ originated ground leases typically include a periodic rent increase based on prior years’ cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 83% of our portfolio as determined by cash rent has some form of a CPI lookback and 95% of our portfolio as determined by cash rent has some form of inflation capture. (3) Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, July 31, 2023. (4) In conjunction with the merger, MSD committed to buy 1.0% of the total outstanding Caret Units with no redemption rights in August 2022 and certain other investors committed to buy an aggregate of 22,500 Caret Units on the same terms and conditions in November 2022. Purchase closed on 3/31/23 in connection with the merger. 5.8% Inflation Adjusted Yield2 Based on current 2.23% FRED Breakeven Inflation Rate3 7.3% Illustrative Caret Adjusted Yield Initial cash outlay (i.e. Safehold’s basis) reduced by ~$1.6b (~82% of Caret valuation based on most recent commitment4)

7 Safehold | The Ground Lease Company | August 2023 Portfolio Diversification Safehold primarily invests in the top 30 MSAs across the U.S., positioned for long-term sustainable growth Top 10 Markets Note: Represents Core Ground Lease Portfolio. Based on Gross Book Value of $6.1b, which excludes $272m of Safehold’s forward commitments (including amounts to be paid to a fund partially owned by us). There can be no assurance that Safehold will fully fund any forward commitments. (1) Total New York MSA including areas outside of Manhattan makes up 30% of GBV (18 assets). 1. Manhattan (23%)1 – 10 Assets 2. Washington D.C. (11%) – 17 Assets 3. Boston (7%) – 3 Assets 4. Los Angeles (7%) – 8 Assets 5. San Francisco (4%) – 5 Assets 6. Denver (4%) – 6 Assets 7. Honolulu (4%) – 2 Assets 8. Nashville (4%) – 5 Assets 9. Miami (3%) – 6 Assets 10. Atlanta (3%) – 7 Assets $6.1b Core Ground Lease Portfolio (92-year w.a. extended lease term) Northeast West Mid Atlantic Southeast Southwest Central Total Property Type by GBV Multifamily 9 21 10 22 6 4 72 37% Office 10 7 9 5 4 1 36 44% Hotel 281140 16 12% Mixed Use / Other 110201 5 3% Life Science 122000 5 4% Total 23 39 22 30 14 6 134 100% Portfolio by Count

8 Safehold | The Ground Lease Company | August 2023 Pro-Rata Held by JVs $272m Unsecured Revolver $1,048m Unsecured Notes $1,479m Non-Recourse Secured $1,498m Capital Structure Debt Overview Debt Activity & Metrics $500m In April, entered into $500m swap to fix SOFR at 3.0% on revolver borrowings Baa1 (Positive Outlook) Moody’s (1) Includes JV debt and excludes outstanding borrowings under the Company’s unsecured revolving credit facilities. (2) Includes $150m Goodwill. (3) Based on SAFE closing share price of $24.73 on July 31, 2023. (4) Represents yields on the Core Ground Lease Portfolio. Interest Rates and Spreads Q2’23 1 4 Annualized Yield 5.2% Effective Interest Rate 3.8% Effective Spread 135 bps Annualized Cash Yield 3.5% Cash Interest Rate 3.3% Cash Spread 15 bps BBB+ (Positive Outlook) Fitch ($802m remaining capacity) 23 year w.a. maturity1 No corporate maturities due until 2026 (Revolver) Total $4.3b Debt and Liquidity Metrics Q2‘23 Total debt $4,297m Total book equity2 $2,234m Equity market cap3 $1,582m Total debt / book equity 1.9x Total debt / equity market cap 2.7x Unencumbered assets $3,656m Cash & credit facility availability $816m $400m 30-year treasury hedges outstanding with w.a. rate of 3.47%

9 Safehold | The Ground Lease Company | August 2023 Appendix

10 Safehold | The Ground Lease Company | August 2023 Income Statement APPENDIX Note: Figures in thousands except for per share amounts. 2023 2022 2023 2022 Revenues: Interest income from sales-type leases $58,158 $48,247 $115,220 $91,278 Operating lease income 16,750 16,452 37,651 33,418 Interest income - related party 2,381 - 2,381 - Other income 8,372 185 8,738 551 Total revenues $85,661 $64,884 $163,990 $125,247 Costs and expenses: Interest expense $46,055 $30,266 $86,929 $55,586 Real estate expense 1,013 699 2,218 1,407 Depreciation and amortization 2,527 2,406 4,925 4,808 General and administrative 10,926 9,274 21,313 18,186 General and administrative - stock-based compensation 7,990 1,184 12,670 1,465 Provision for credit losses 47 - 2,289 - Other expense 1,274 596 15,363 705 Total costs and expenses $69,832 $44,425 $145,707 $82,157 Income from operations before other items $15,829 $20,459 $18,283 $43,090 Earnings from equity method investments 6,807 2,252 9,069 4,528 Net Income before income taxes $22,636 $22,711 $27,352 $47,618 Income tax expense (525) - (525) - Net Income (loss) $22,111 $22,711 $26,827 $47,618 Net (income) loss attributable to noncontrolling interests 19 (33) (15) (67) Net income attributable to Safehold Inc. common shareholders $22,130 $22,678 $26,812 $47,551 Weighted avg. share count (basic) 63,944 63,252 63,809 61,279 Weighted avg. share count (diluted) 63,944 63,252 63,809 61,279 Earnings per share (basic & diluted) $0.35 $0.36 $0.42 $0.78 For the three months ended June 30, For the six months ended June 30,

11 Safehold | The Ground Lease Company | August 2023 Balance Sheet APPENDIX Note: Figures in thousands. As of June 30, 2023 As of December 31, 2022 Assets: Net investment in sales-type leases $3,167,964 $3,106,599 Ground Lease receivables 1,484,948 1,374,716 Real estate: Real estate, at cost 740,971 740,971 Less: accumulated depreciation (37,385) (34,371) Real estate, net 703,586 706,600 Real estate-related intangible assets, net 214,446 217,795 Total real estate, net and real estate-related intangible assets, net 918,032 924,395 Loans receivable, net - related party 112,168 - Equity investments 267,206 180,388 Goodwill 149,505 - Cash and cash equivalents 14,281 20,066 Restricted cash 28,144 28,324 Deferred tax assets, net 6,228 - Deferred operating lease income receivable 164,499 148,870 Deferred expenses and other assets, net 106,086 67,564 Total assets $6,419,061 $5,850,922 Liabilities: Accounts payable, accrued expenses, and other liabilities $119,797 $100,357 Real estate-related intangible liabilities, net 64,172 64,591 Debt obligations, net 3,982,339 3,521,359 Total liabilities $4,166,308 $3,686,307 Redeemable noncontrolling interests $19,011 $19,011 Equity: Safehold Inc. shareholders' equity: Common stock $639 $624 Additional paid-in capital 2,034,678 1,986,417 Retained earnings 154,826 151,226 Accumulated other comprehensive income (loss) 9,119 3,281 Total Safehold Inc. shareholders' equity $2,199,262 $2,141,548 Noncontrolling interests $34,480 $4,056 Total equity $2,233,742 $2,145,604 Total liabilities, redeemable noncontrolling interests and equity $6,419,061 $5,850,922

12 Safehold | The Ground Lease Company | August 2023 Portfolio Reconciliation APPENDIX Note: Figures in thousands. Does not include Star Holdings Loan, GL Plus Fund and Leasehold Loan Fund. IPO (6/22/17) 6/30/19 6/30/20 6/30/21 6/30/22 6/30/23 Net investment in Sales-Type Leases - $160 $1,045 $1,432 $2,912 $3,168 Ground Lease receivables - - $477 $680 $1,236 $1,485 Pro-rata interest in Ground Leases held as equity method investments - - $343 $438 $443 $472 Real estate, net (Operating Leases) $265 $663 $688 $727 $710 $704 Add: Accumulated depreciation 1 13 19 25 31 37 Add: Lease intangible assets, net 123 235 241 240 223 214 Add: Accumulated amortization 1 12 19 26 33 39 Add: Other assets - 25 24 23 22 21 Add: CECL allowance - - - - - 1 Less: Lease intangible liabilities, net (51) (58) (57) (66) (65) (64) Less: Noncontrolling interest - (2) (2) (2) (2) (9) Gross Book Value $339 $1,050 $2,798 $3,524 $5,542 $6,068 Add: Forward Commitments - 83 72 105 316 272 Aggregate Gross Book Value $339 $1,133 $2,870 $3,629 $5,858 $6,340 Less: Accruals to net investment in leases and ground lease receivables (1) - (24) (64) (137) (220) Less: Future acquisition commitment - - - (83) - - Aggregate Cost Basis $339 $1,132 $2,846 $3,483 $5,722 $6,121 Less: Forward Commitments - (83) (72) (23) (316) (272) Cost Basis $339 $1,049 $2,774 $3,460 $5,405 $5,849

APPENDIX

Earnings Reconciliation

	For the three months ended June 30, 2023	2022	For the six months ended June 30, 2023	2022
Net income attributable to Safehold Inc. common shareholders	**$22,130**	**$22,678**	**$26,812**	**$47,551**
Add: Merger & Caret related costs and non-recurring gains[1]	425	446	22,023	446
Net income excluding merger & Caret related costs and non-recurring gains for the period	**$22,555**	**$23,124**	**$48,835**	**$47,997**
Impact attributable to noncontrolling interests	-	-	-	-
Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period	**$22,555**	**$23,124**	**$48,835**	**$47,997**
Weighted average number of common shares - Basic	63,944	63,252	63,809	61,279
Weighted average number of common shares - Diluted	63,944	63,252	63,809	61,279
Basic EPS excluding merger & Caret related costs and non-recurring gains for the period	**$0.35**	**$0.37**	**$0.77**	**$0.78**
Diluted EPS excluding merger & Caret related costs and non-recurring gains for the period	**$0.35**	**$0.37**	**$0.77**	**$0.78**

Note: Figures in millions except for per share amounts. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains is a non-GAAP measure used as a supplemental performance measure to give management and investors a view of net income more directly derived from operating activities in the period in which they occur. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains is calculated as net income (loss) attributable to common shareholders, prior to the effect of non-recurring gains, and charges related to the merger, administration of Caret, and origination of the Secured Term Loan to SAFE, all as adjusted to exclude corresponding amounts allocable to noncontrolling interests. It should be examined in conjunction with net income (loss) attributable to common shareholders as shown in our consolidated statements of operations. It should not be considered as an alternative to net income (loss) attributable to common shareholders (determined in accordance with generally accepted accounting principles in the United States of America ("GAAP")). This measure may differ from similarly-titled measures used by other companies.

(1) Merger and Caret related costs were $0.4m in Q2'23 and $22.0m YTD'23. YTD'23 includes $10.1m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.7m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items. Q2'22 and YTD'22 had $0.4m of such costs primarily related to legal, tax and accounting. There were no non-recurring gains during these periods. All numbers net of impact attributable to noncontrolling interests.

13

Safehold | The Ground Lease Company | August 2023

14 Safehold | The Ground Lease Company | August 2023 Caret Timeline APPENDIX (1) Management was granted up to 15% of the then-authorized Caret units under this plan. (2) Reached 100 transaction milestone in Q4’21, enhancing diversification. (3) We are obligated to seek to provide a public market listing for the Series A Caret Units by Q1’24. If we are unable to achieve a public market liquidity event at a valuation not less than the purchase price for the Series A Caret Units, reduced by an amount equal to the amount of subsequent cash distributions on such units, then investors in the initial round will have the option to cause the redemption of their Series A Caret Units at their original purchase price as so reduced. (4) Increased UCA from $1.6b to $10.1b from Q3’18 to Q2’23. 2H’18: Formed a subsidiary called “Caret” designed to help recognize the value of the capital appreciation above Cost Basis. Employee performance-based incentive plan created Feb’22: Outside investors participate in Series A round3 Nov’22: 3 participants from Series A round committed under same terms and timing as MSD May’19: Management incentive plan1 approved by shareholders, requiring management to deliver significant share price appreciation Aug’22: MSD Partners commitment to Series B round 100+ Assets2 +$8.6b UCA4

APPENDIX

Caret Ownership


SAFEHOLD (NYSE: SAFE)
100%
~82%
GL Units
Rent Stream plus Original Cost Basis and certain other cash flows
Caret Units
Capital Appreciation above Original Cost Basis under specified circumstances
~15%
Employees 2018 Incentive Plan
~3%
Series A Round Investors[1]
MSD Partners
3 Investors from Series A Round

Note: Ownership percentage is based on outstanding Caret units.
(1) Including commitment to purchase 28,571 units

Safehold | The Ground Lease Company | August 2023

15

16 Safehold | The Ground Lease Company | August 2023 Unrealized Capital Appreciation Details APPENDIX Refer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation (“UCA”), and“Combined Property Value” (“CPV”). SAFE relies in part on CBRE’s valuations of the CPV of our portfolio in calculating UCA. SAFE may utilize management’s estimate of CPV for ground lease investments recently acquired that CBRE has not yet evaluated. For construction deals, CPV represents the cost to build inclusive of the land. CPV is a hypothetical value of the as-improved subject property, based on an assumed ownership structure different from the actual ownership structure. CPV does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased atmarket rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect current market conditions and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolioor that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA, including additional limitations and qualifications, please refer to our Current Report on Form 8-K filed with the SEC on August 1, 2023 and “Risk Factors” filed as Exhibit 99.3 to our Current Report on Form 8-K, filed with the SEC on April 4, 2023, as updated from time to time in our subsequent periodic reports, filed with the SEC. Certain interests in our subsidiary Safehold GL Holdings LLC (“Portfolio Holdings”) are structured to track and capture UCA to the extent UCA is realized upon sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of the total authorized Caret units, 1,499,432 of which are currently outstanding and some of which remains subject to time-based vesting. See our Current Report on Form 8-K, filed with the SEC on April 4, 2023, for additional information on the long-term incentive plan. Additionally, we have sold an aggregate of 231,071 Caret units to third-party investors, including affiliates of MSD Partners, L.P. and received a commitment for the sale of 28,571 Caret units from an entity affiliated with one of our independent directors. As of June 30, 2023, we own approximately 82.2% of the outstanding Caret units. In connection with the sale of 137,142 Caret units in February 2022 (including the 28,571 which have not yet been closed upon), we agreed to use commercially reasonable efforts to provide public market liquidity for such units, orsecurities into which they may be exchanged, prior to the second anniversary of such sales. In the event market liquidity for such Caret units is not achieved within such period at a valuation not less than the purchase price for the Caret units purchased in February 2022, reduced by an amount equal to the amount of subsequent cash distributions made to investors on account of such Caret units, then the investors in the February 2022 transaction have the right to cause their Caret units purchased in February 2022 to be redeemed by Portfolio Holdings at such purchase price as so reduced.

17 Safehold | The Ground Lease Company | August 2023 Glossary APPENDIX Aggregate Cost Basis Represents Cost Basis plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Represents the Gross Book Value plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Aggregate Gross Book Value Annualized Cash Yield Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis, each for the Core Ground Lease Portfolio. Annualized Yield Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV, each for the Core Ground Lease Portfolio. Using the same cash flows as Inflation Adjusted Yield except that initial cash outlay (i.e., Safehold’s basis) is reduced by ~$1.6b, which amount corresponds to Safehold’s share (~82%) of the most recent third-party Caret valuation of $2.0b from the Series B round (see page 10 for more detail on the Caret valuation). Caret Adjusted Yield Cash Interest Rate The current cash interest rate of debt. Cash Rent Represents base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases, each for the Core Ground Lease Portfolio. The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. For construction projects, CPV represents the total cost associated with the acquisition, development, and construction of the project. Combined Property Value (CPV) Represents the portfolio of assets owned at the date indicated and our proportionate share of two unconsolidated joint venture assets, as well as one ground lease asset in the GL Plus Fund that has moved out of the pre-development stage and, as a result, Safehold is obligated to purchase when all conditions are satisfied (such conditions may or not be satisfied), and excludes the Star Holdings Loan, Leasehold Loan Fund and the remainder of the GL Plus Fund. Core Ground Lease Portfolio Cost Basis Represents the historical purchase price of an asset in the Core Ground Lease Portfolio, including capitalized acquisition costs of the assets. Represents the all-in stated interest rate over the term of debt from funding through maturity based on the contractual payments owed excluding the effect of debt premium, discount and deferred financing costs. Effective Interest Rate GAAP Rent Current period revenue from operating and sales-type leases recognized under GAAP, each for the Core Ground Lease Portfolio. GL Plus Fund The Company’s investment fund that targets the origination and acquisition of Ground Leases for commercial real estate projects that are in a pre-development phase. Gross Book Value (GBV) Represents Cost Basis plus accrued interest on sales-type leases of the Core Ground Lease Portfolio. The amount is not reduced for CECL allowances. Calculated as the Aggregate GBV divided by CPV of the Core Ground Lease Portfolio. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market. Ground Lease-to-Value (GLTV) Ground Lease Plus Commitment (GL+) Safehold’s commitment or option to purchase ground leases from a joint venture contingent on certain development and timing criteria. Computed similarly to effective yield on a bond, the Inflation Adjusted Yield is calculated using projected cash flows beginning 7/1/2023 for the duration of the lease, with an initial cash outflow and a residual value equal to our cost of the land for the Core Ground Lease Portfolio. The cash flows incorporate contractual fixed escalators and the impact of an assumed inflation scenario on variable rate escalators such as (i) CPI adjustments and CPI lookbacks, (ii) percentage of revenues the building generates and/or (iii) periodic fair market valuations of the land. For CPI adjustments and CPI lookbacks, this metric uses the assumed inflation scenario for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, this metric assumes fair market value and building revenue increase by the assumed inflation scenario annually. Inflation Adjusted Yield GAAP Rent less depreciation & amortization for the Core Ground Lease Portfolio. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investments, each for the Core Ground Lease Portfolio. Net Rent Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold’s right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio. Owned Residual Portfolio Percentage Rent Represents TTM cash percentage rent paid by the property. Property NOI Represents the net operating income (NOI) of the building/Safehold’s ground lease tenant prior to paying ground lease rent. The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market. Rent Coverage Safehold™/Safehold™ Ground Lease A ground lease originated and structured by Safehold. Calculated as the difference between CPV of the Core Ground Lease Portfolio and the Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant’s capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us. Unrealized Capital Appreciation (UCA)